UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.                 )

(as filed)

Filed by the Registrant ☒                            Filed by a party other than the Registrant ☐

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

CALIFORNIA MICRO DEVICES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 11, 2006, the bylaws of Registrant’s wholly-owned subsidiary, CMD Reincorporation Corporation, a Delaware corporation (“CMD Delaware”), were amended. CMD Delaware was formed so that Registrant could merge into CMD Delaware and thereby reincorporate in Delaware. The bylaws of CMD Delaware are to be the bylaws of the surviving company in the merger. Approval of the merger is Proposal 3 contained in the Company’s Proxy Statement filed with the SEC on July 13, 2006, pertaining to Registrant’s annual shareholders meeting being held on August 24, 2006. The bylaws were amended so that stockholders owning 10% of the voting stock of CMD Delaware could call a special stockholders meeting in a manner analogous to how shareholders owning 10% of the voting stock of Registrant currently may call such a meeting. The full text of the bylaw amendment is attached as Exhibit A to this filing

Exhibit A

Certificate of Secretary

Re

Bylaw Amendment

I, Stephen M. Wurzburg, do hereby certify that:

1. I am the duly elected and acting Secretary of CMD Reincorporation Corporation, a Delaware corporation (the “Company”).

2. In an action taken by the sole director of the Company on August 11, 2006, Section 2.3 of the Bylaws of the Company was amended to read in full as follows, with the italicized bold underlined words being the additions made.

“2.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation, by the Board or by holders of outstanding shares entitled to cast not less than ten percent (10%) of the votes at the meeting. Upon request in writing that a special meeting of stockholders be called, directed to the Chairman of the Board or the Chief Executive Officer, the person forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, such time not to be less than ten (10), nor more than sixty (60), days after receipt of the request. Such request and notice shall state the purpose or purposes of the proposed meeting. The date of receipt of the request shall be the record date for a meeting.”

Executed	at Palo Alto, California on August 14, 2006.

/s/ STEPHEN M. WURZBURG
Stephen M. Wurzburg